                    EX-99.6
                    FORM U5S EX.F.(2) - SUPPORTING SCHEDULES, ITEM 4


ITEM 4 - SCHEDULE OF ACQUISITIONS, REDEMPTIONS,
         OR RETIREMENTS OF SYSTEM SECURITIES                       EXHIBIT F.(2)

                                           Calendar Year 1996
                                         (Thousands of Dollars)
-------------------------------------------------------------------------------------------------------
                                                               Number of
                                               Number of       Shares or
                                               Shares or       Principal
                                               Principal        Amount
                                                Amount        Redeemed or                  Commission
     Name of Issuer and Title of Issue         Acquired         Retired    Consideration  Authorization
-------------------------------------------------------------------------------------------------------
Registered Holding Company
  Parent Company:
   Common stock, par value $2.75 per share      146,667 shares                $  8,144      Rule 42
                                                =======                       ========

  Peoples Natural Gas:
   Non-negotiable note
    6.85% Non-negotiable note due 9/30/26      $ 25,000                       $ 25,000      Rule 52
                                               ========                       ========

  Virginia Natural Gas:
   Non-negotiable note
    6.85% Non-negotiable note due 9/30/26      $ 24,000                       $ 24,000      Rule 52
                                               ========                       ========
  Hope Gas:
   Non-negotiable note
    6.85% Non-negotiable note due 9/30/26      $  1,000                       $  1,000      Rule 52
                                               ========                       ========

  CNG Producing:
   Non-negotiable note
    6.85% Non-negotiable note due 9/30/26      $100,000                       $100,000      Rule 52
                                               ========                       ========

  Subsidiaries of Registered Holding Company:
  Service Company:
   Non-negotiable note
    9.5% Non-negotiable note due
      11/30/96                                                  $   240       $   240       Rule 42
                                                                =======       =======

  CNG Transmission:
   Non-negotiable note
    9.5% Non-negotiable note due
      11/30/96                                                  $ 2,077       $ 2,077       Rule 42
                                                                =======       =======

  East Ohio Gas:
   Non-negotiable note
    9.5% Non-negotiable note due
      11/30/96                                                  $  511        $  511        Rule 42
                                                                ======        ======

  Peoples Natural Gas:
   Non-negotiable note
    9.5% Non-negotiable note due
      11/30/96                                                  $  511        $  511        Rule 42
                                                                ======        ======


ITEM 4 - SCHEDULE OF ACQUISITIONS, REDEMPTIONS,
         OR RETIREMENTS OF SYSTEM SECURITIES                       EXHIBIT F.(2)

                                           Calendar Year 1996
                                         (Thousands of Dollars)
-------------------------------------------------------------------------------------------------------
                                                               Number of
                                               Number of       Shares or
                                               Shares or       Principal
                                               Principal        Amount
                                                Amount        Redeemed or                  Commission
     Name of Issuer and Title of Issue         Acquired         Retired    Consideration  Authorization
-------------------------------------------------------------------------------------------------------
  Virginia Natural Gas Company:
   Unsecured loan
    9.94% Unsecured loan due 1/1/96                             $4,000        $4,000        Rule 42
                                                                ======        ======

 Hope Gas:
   Non-negotiable note
    9.5% Non-negotiable note due
      11/30/96                                                  $  224        $  224        Rule 42
                                                                ======        ======

 West Ohio Gas:
   Non-negotiable note
    9.5% Non-negotiable note due
      11/30/96                                                  $  179        $  179        Rule 42
                                                                ======        ======

 CNG Power:
   Non-negotiable notes
    9.5% Non-negotiable note due
      11/30/96                                                  $   33       $    33        Rule 42
    8.75% Non-negotiable note due
      11/30/96                                                  $  357        $  357        Rule 42
                                                                ------        ------
                                                                $  390        $  390
                                                                ======        ======
